EXHIBIT 23.2

                         INDEPENDENT REGISTERED PUBLIC
                            ACCOUNTING FIRM'S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed by DynTek, Inc. and Subsidiaries (the "Company") of our report dated September 26, 2003 on our audit of the consolidated financial statements of the Company as of June 30, 2003, and for the year then ended, appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2003.

                                                       /s/ Marcum & Kleigman LLP
                                                       -------------------------
                                                           Marcum & Kleigman LLP

New York, New York
July 30, 2004